UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 31, 2008
NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14315 (Commission File Number)	76-0127701 (I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
     ☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 4, 2008, NCI Building Systems, Inc. (the “Company”) entered into an agreement (the “Agreement”) relating to the retirement of Kenneth W. Maddox, Executive Vice President—Administration. Pursuant to the Agreement, effective January 31, 2008, Mr. Maddox resigned from all positions as an executive officer of the Company and its subsidiaries. In addition, Mr. Maddox (i) became fully vested in all restricted stock awards made prior to December 2007 and the supplemental retirement benefit provided under the Supplemental Benefit Agreement dated August 26, 2004, (ii) is subject to certain restrictive covenants, including non-competition and non-solicitation agreements, and (iii) will be compensated on an hourly basis for any services as a consultant to the Company from January 31, 2008 through January 31, 2012. The terms of the Agreement, a copy of which is being filed as Exhibit 10.1 to this Report, are hereby incorporated by reference in their entirety.

Item 8.01.	Other Events.
     The Company promoted Mark T. Golladay to the office of Vice President — Corporate Development.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Agreement dated February 4, 2008, between NCI Building Systems, Inc. and Kenneth W. Maddox.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel and Secretary

Dated: February 5, 2008